Exhibit 99.1

Determine, Inc. Announces Pricing of Registered Direct Offering of Common Stock

CARMEL, IN – June 21, 2017 – Determine, Inc. (NASDAQ: DTRM), a pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, today announced that it has entered into a definitive agreement with investors for the purchase and sale of 2,184,000 shares of common stock at a price of $2.50 per share in a registered direct offering for total gross proceeds of $5.46 million.

Lake Street Capital Markets is acting as the exclusive placement agent for the registered direct offering. The offering is expected to close on June 26, 2017, subject to the satisfaction of customary closing conditions.

Determine anticipates the aggregate net proceeds from the offering will be approximately $4.87 million, after deducting the placement agent fees and estimated offering expenses. Determine intends to use the net proceeds from the offering for sales and marketing expenses, working capital and other general corporate purposes.

The shares of common stock were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-207841), which was declared effective by the U.S. Securities and Exchange Commission (“SEC”) on November 16, 2015.  A preliminary prospectus supplement relating to the offering was filed with the SEC on June 21, 2017. The final prospectus supplement relating to the offering will be filed by the Company with the SEC and will be available on the SEC’s web site at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to these securities may also be obtained, when available, by contacting: Lake Street Capital Markets, LLC, Attention: Syndicate Dept., 225 South 6th Street, Suite 4750, Minneapolis, Minnesota 55402, by telephone at 612-326-1305, or by email at syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximate” or “plan,” or similar words or phrases. Such statements may include, among others, those related to current market conditions, the satisfaction of closing conditions in connection with the registered direct offering and the amount and use of proceeds Determine expects to receive from the sale of the shares of common stock in the offering. Because such statements deal with future events and are based on Determine’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Determine could differ materially from those described in or implied by the statements in this press release. More information about the risks and uncertainties faced by Determine are contained in its periodic reports filed with the Securities and Exchange Commission. Determine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Supporting Resources

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About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Contact

Media Relations:

Rose Lee

Determine Inc.

+1.650.532.1590

pr@determine.com